UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2025

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Initiation of Phase 2 Clinical Trial for Efarindodekin Alfa (XTX301) and Achievement of $17.5 Million Development Milestone

On September 9, 2025, the Xilio Therapeutics, Inc. (the “Company”) issued a press release announcing the initiation of patient dosing in Phase 2 of an ongoing Phase 1/2 clinical trial evaluating efarindodekin alfa (XTX301), a tumor-activated IL-12, as a monotherapy in patients with certain advanced solid tumors, the achievement of a $17.5 million development milestone under the Company’s license agreement with Gilead Sciences, Inc. (“Gilead”) and updated data from the ongoing Phase 1 trial for efarindodekin alfa. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained on, or accessible through, the websites referenced in the press release is not incorporated by reference into this Current Report on Form 8-K and should not be considered to be a part hereof.

Updated Financial Guidance

As of June 30, 2025, the Company had cash and cash equivalents of $121.6 million. Based on its current operating plans, the Company anticipates that its cash and cash equivalents as of June 30, 2025, together with the $17.5 million development milestone achieved under the license agreement with Gilead, will be sufficient to enable it to fund its operating expenses and capital expenditure requirements into the first quarter of 2027. The Company expects to receive the $17.5 million development milestone payment by the fourth quarter of 2025.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the receipt of the development milestone payment and the Company’s anticipated cash runway. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, risks and uncertainties related to market and other conditions and the impact of general economic, industry or political conditions in the United States or internationally. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s filings with the SEC, including the Company’s most recent Quarterly Report on Form 10-Q and any other filings that the Company has made or may make with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Xilio Therapeutics, Inc. on September 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: September 9, 2025	By:	/s/ Caroline Hensley
Caroline Hensley
Chief Legal Officer